Exhibit 99.8

FOR IMMEDIATE RELEASE

HC2 Holdings Announces Commencement of Rights Offering

New York, October 7, 2020 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today that it has commenced its previously announced $65 million common stock rights offering.

All HC2 stockholders will have the opportunity to participate in the offering and subscribe for their basic subscription amount of newly issued shares of common stock in proportion to their respective existing ownership amounts. HC2 stockholders who exercise their respective full basic subscription rights will have over-subscription privileges giving such HC2 stockholders the option to subscribe for any shares of common stock that remain unsubscribed at the expiration of the rights offering. If the aggregate subscriptions (basic subscriptions plus over-subscriptions) exceed the amount offered in the rights offering, then the aggregate over-subscription amount will be pro-rated among the stockholders exercising their respective over-subscription privileges based on the basic subscription amounts of such stockholders.

The Company is distributing to each holder of the Company’s common stock as of 5:00 p.m., New York City time, October 2, 2020 (the “rights offering record date”), one transferable subscription right to purchase 0.5462 shares of the Company’s common stock at a price of $2.27 per whole share for each share of the Company’s common stock held as of the rights offering record date. Holders of the Company’s existing preferred stock that are entitled to participate in dividend distributions to holders of the Company’s common stock are also entitled to participate in the rights offering. The Company will not issue fractional rights or cash in lieu of fractional rights. Fractional rights will be rounded to the nearest whole number with such adjustments as may be necessary to ensure that if all rights are exercised, the Company will receive gross proceeds of approximately $65 million. The Company will also not issue fractional shares of its common stock. Any fractional shares of the Company’s common stock created by the exercise of the rights will be rounded down to the nearest whole share, and any excess payments in respect thereof will be returned.

The rights offering will be partially backstopped by Lancer Capital LLC (“Lancer Capital”), an investment fund led by Avram Glazer, the Chairman of the Board and the Company’s largest stockholder. Lancer Capital has agreed to exercise and purchase its basic subscription amount and will participate in the oversubscription privileges as described above for a total of up to $35 million (inclusive of the basic subscription amount). Lancer Capital’s backstop commitment will be effected in the manner set forth in the Investment Agreement entered into with the Company, a copy of which has been filed by the Company with the SEC.

HC2 expects to use the proceeds from the rights offering for general corporate purposes, including debt service and for working capital.

Consummation of the rights offering is conditioned upon stockholder approval of an increase to the number of authorized shares of the Company’s common stock (the “Authorized Shares Proposal”), which condition may be waived in whole or in part by the Company.

The Rights Offering will expire at 5:00 p.m., New York City time, on November 20, 2020, unless extended by the Company. The Company may extend the expiration date if stockholder approval of the Authorized Shares Proposal is not obtained on or prior to the previously scheduled expiration date. The Company reserves the right to amend or terminate the rights offering at any time prior to its expiration date.

The shares of common stock to be issued upon exercise of the rights, like the Company's existing shares of common stock, will be listed for trading on the New York Stock Exchange (the "NYSE") under the symbol “HCHC.” Although the rights will be transferrable, the Company does not intend to list the rights on the NYSE or any other national securities exchange.

The Company expects that the information agent for the rights offering will mail rights certificates and a copy of the prospectus and prospectus supplement for the rights offering to stockholders as of the rights offering record date beginning on or about October 7, 2020. Holders of shares of common stock in “street name” through a brokerage account, bank or other nominee will not receive physical rights certificates and must instruct their broker, bank or nominee whether to exercise subscription rights on their behalf. For any questions or further information about the rights offering, please call Okapi Partners LLC, the information agent for the rights offering, at (855) 208-8902 (tollfree).

Neither the Company nor its Board of Directors has, or will, make any recommendation to stockholders regarding the exercise or sale of rights in the rights offering. Stockholders should make an independent investment decision about whether or not to exercise or sell their rights based on their own assessment of the Company’s business and the rights offering.

The rights offering will be made pursuant to HC2’s effective shelf registration statement on Form S-3, filed with the SEC on September 9, 2020, and a prospectus supplement containing the detailed terms of the rights offering to be filed with the SEC on October 7, 2020. The information in this press release is not complete and is subject to change. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus and a related prospectus supplement, copies of which will be distributed to all eligible stockholders as of the rights offering record date on or about October 7, 2020 and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting the information agent for the rights offering.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements regarding the proposed rights offering, including, among others, statements related to the expected timing, eligible offerees, backstop purchaser and expectations regarding participation in the rights offering, the use of proceeds from the rights offering, the size of the rights offering and other terms of the rights offering, all of which involve risks, assumptions and uncertainties, many of which are outside of the Company's control, and are subject to change. The consummation of the rights offering is also subject to certain conditions, including stockholder approval of the Authorized Shares Proposal and market conditions. Accordingly, no assurance can be given that the rights offering will be consummated on the terms described above or at all. All forward-looking statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
Garrett Edson
ir@hc2.com
(212) 235-2691